UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2008

STIFEL FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2102
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (314) 342-2000

___________________________N/A___________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a)        Dismissal of independent registered accounting firm.

(i)         On April 8, 2008, Deloitte & Touche LLP ("Deloitte") was notified on behalf of the Audit Committee of the Board of Directors of Stifel Financial Corp. (the "Company") that Deloitte was dismissed as the Company's independent registered public accounting firm.

(ii)        Deloitte's report on the Company's financial statements for the past two years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)       The Audit Committee of the Board of Directors of the Company approved the termination, which was effective as of April 8, 2008.

(iv)       During the Company's two most recent fiscal years ended December 31, 2007 and 2006 and the subsequent period through April 8, 2008, the Company did not have any disagreements (as defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there have been no reportable events as that term is described in Item 304 (a) (1) (v) of Regulation S-K.

            The Company has provided Deloitte with a copy of the disclosures it is making in response to Item 304 (a) of Regulation S-K and has requested that Deloitte furnish the Company with a letter addressed to the Securities Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304 (a) of Regulation S-K and, if not, stating the respects in which it does not agree. This letter from Deloitte is attached as Exhibit 16 to this current report on Form 8-K.

(b)        Engagement of new independent registered accounting firm.

            As a result of a competitive request for proposal process undertaken by the Audit Committee of the Board of Directors of the Company, the Audit Committee on April 8, 2008, approved the appointment of Ernst & Young LLP ("E&Y") as the Company's independent registered accounting firm for the year ending December 31, 2008. In deciding to select E&Y, the Audit Committee reviewed auditor independence issues and existing commercial relationships with E&Y and concluded that E&Y has no commercial relationship with the Company that would impair its independence. The Company did not engage E&Y in any prior consultations during the Company's fiscal years ended December 31, 2007 and 2006 or the subsequent period through the date of the filing of this current report on Form 8-K regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue ; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304 (a) (1) (v) of Regulation S-K).

Items 9.01 Financial Statements and Exhibits.

(d) Exhibit:

Exhibit 16:  Letter Regarding Change in Certifying Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP. (Registrant)
Date: April 14, 2008	By: /s/ Ronald J. Kruszewski Name: Ronald J. Kruszewski Title: President and Chief Executive Officer (Principal Executive Officer)

Exhibit Index

Exhibit No.	Description
16	Letter Regarding Change in Certifying Accountant.